Exhibit 4.1

SYNOVUS FINANCIAL CORP.

as Company

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SECOND SUPPLEMENTAL INDENTURE

dated as of February 7, 2019

5.900% Fixed-to-Fixed Rate Subordinated Notes due 2029

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of February 7, 2019, is between SYNOVUS FINANCIAL CORP., a corporation duly organized and existing under the laws of the State of Georgia (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered an Indenture dated as of December 7, 2015 (the “Base Indenture”) providing for the issuance from time to time by the Company of series of the Company’s Securities;

WHEREAS, the parties hereto entered into a First Supplemental Indenture dated as of December 7, 2015 providing for an issuance of 5.75% Fixed‑to‑Floating Rate Subordinated Notes due 2025;

WHEREAS, Sections 2.01 and 9.01(e) of the Base Indenture provide for the Company and the Trustee to enter into additional indentures supplemental to the Base Indenture to establish additional forms or terms of Securities of any series as permitted by Article 2 of the Base Indenture;

WHEREAS, pursuant to Article 2 of the Base Indenture, the Company desires to establish, issue and sell $300,000,000 in aggregate principal amount of a new series of Securities to be known as its 5.900% Fixed‑to‑Fixed Rate Subordinated Notes due 2029, the form and terms of which and the terms, provisions and conditions thereof to be set forth as provided in this Second Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and to undertake all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms and the terms of the Base Indenture, and to make the Notes (as defined herein), when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01     Relation to Base Indenture. This Second Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02     Definition of Terms. For all purposes of this Second Supplemental Indenture:

(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)     a term defined anywhere in this Second Supplemental Indenture that is also defined in the Base Indenture shall have the meaning set forth in this Second Supplemental Indenture and shall have the same meaning throughout;

(c)     the singular includes the plural and vice versa;

(d)     headings are for convenience of reference only and do not affect interpretation;

(e)     unless otherwise specified or unless the context requires otherwise, (i) all references in this Second Supplemental Indenture to Sections refer to the corresponding Sections of this Second Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Second Supplemental Indenture; and

(f)     the following terms have the meanings given to them in this Section 1.02(f):

“5‑Year Mid‑Swap Rate” means the 5‑year semi-annual mid-swap rate as displayed on the Reset Screen Page on the Reset Interest Determination Date, as determined by the Calculation Agent. In the event that the 5‑year semi-annual mid-swap rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5‑Year Mid‑Swap Rate shall be the Reset Reference Bank Rate on the Reset Interest Determination Date.

“5-Year Mid-Swap Rate Quotation” means, in each case, the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on the basis of a 360‑day year of twelve 30‑day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of five years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on LIBOR. In the event the Company has determined a Successor Base Rate, upon consultation with an investment bank of national standing, the Company may implement changes to the Business Day convention, the definition of Business Day and any method for obtaining the Successor Base Rate or any adjustments to the Successor Base Rate or the Spread in a manner that is consistent with industry accepted practices for such Successor Base Rate.

“Business Day” shall mean any day that is not a Saturday or Sunday and that is not a day on which banking institutions in Columbus, Georgia or New York, New York are authorized or obligated by law, regulation or executive order to be closed or a day in which the office of the Trustee is closed for business.

“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., as Trustee and in its capacity as calculation agent for the Notes or, in the circumstances provided in Section 2.05(c), the Company.

“Covenant Breach” shall have the meaning set forth in Section 5.01(d) herein.

“DTC” shall have the meaning set forth in Section 2.03 herein.

“Event of Default” shall have the meaning set forth in Section 6.01 of the Base Indenture, as supplemented by Article 5 herein.

“FRB” shall mean the Board of Governors of the Federal Reserve System.

“Global Note” shall have the meaning set forth in Section 2.04 herein.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b) herein.

“Issue Date” shall have the meaning set forth in Section 2.05(a) herein.

“LIBOR” shall mean the rate as published by Bloomberg (or another commercially available source providing quotations of such rate as selected by the Company from time to time) at approximately 11:00 a.m., London time on the Reset Interest Determination Date as the rate for U.S. dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then LIBOR shall be such other short‑term rate, if any, as shall have generally replaced LIBOR in the relevant market at the relevant time for purposes of such fixed‑for‑floating U.S. dollar interest rate swap quotations (the “Successor Base Rate”), as determined by the Company upon consultation with an investment bank of national standing, calculated on the basis of the actual number of days elapsed in a 360‑day year.

“Maturity Date” shall have the meaning set forth in Section 2.02 herein.

“Notes” shall have the meaning set forth in Section 2.01 herein.

“Payment Default” shall have the meaning set forth in Section 5.01(e) herein.

“Proceeding” shall mean any event of the kind described in clauses (a) through (d) of Section 4.01 hereof.

“Ranking Junior to the Notes”, when used with respect to any obligation of the Company, shall mean any obligation of the Company which (a) ranks junior to and not equally with or prior to the Notes (or any other obligations of the Company ranking on a parity with the Notes) in right of payment upon the occurrence of any Proceeding or (b) is specifically designated as ranking junior to the Notes by express provision in the instrument creating or evidencing such obligation. The securing of any obligations of the Company, which obligations otherwise have a ranking junior to the Notes, shall be deemed to prevent such obligations from constituting obligations ranking junior to the Notes. For the avoidance of doubt, any junior subordinated debt securities issued or assumed by the Company shall be deemed securities ranking junior to the Notes other than any such securities issued after the date hereof that by their terms expressly rank on a parity with the Notes.

“Ranking on a Parity with the Notes”, when used with respect to any obligation of the Company, shall mean any obligation of the Company which (a) ranks equally with and not prior to the Notes in right of payment upon the occurrence of any Proceeding or (b) is specifically designated as ranking on a parity with the Notes by express provision in the instrument creating or evidencing such obligation. The securing of any obligations of the Company, which obligations otherwise have a ranking on a parity with the Notes, shall not be deemed to prevent such obligations from constituting obligations ranking on a parity with the Notes.

“Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of:

(a)    any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision thereof or therein that is enacted or becomes effective after the Issue Date;

(b)    any proposed change in those laws or regulations that is announced or becomes effective after the Issue Date; or

(c)    any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date;

there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the principal amount of the Notes as “Tier 2 Capital” (or the equivalent thereof) for purposes of the capital adequacy guidelines as then in effect and applicable to the Company.

“Reset Date” shall mean February 7, 2024.

“Reset Interest Determination Date” means the second Business Day prior to the Reset Date.

“Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5‑Year Mid-Swap Rate Quotation provided by five leading swap dealers in the interbank market to us as at approximately 11:00 a.m. (New York time) on the Reset Interest Determination Date. If at least three quotations are provided, the 5‑Year Mid-Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5‑Year Mid-Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5‑Year Mid-Swap Rate will be the quotation provided. If no quotations are provided, the 5‑Year Mid-Swap Rate shall be equal to the last available 5‑year semi-annual mid-swap rate on the Reset Screen Page.

“Reset Screen Page” means Bloomberg screen “IRSB 18, I” (or any successor page or, if a successor page is unavailable, an equivalent page of Reuters or any comparable provider as determined by the Company and reasonably acceptable to the Calculation Agent) as at 11:00 a.m. (New York time).

“Senior Debt” shall mean all of the Company’s:

(a)     indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments;

(b)     obligations under letters of credit;

(c)     indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor, and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates;

(d)     obligations to its general creditors (as defined for purposes of the capital adequacy regulations of the FRB applicable to the Company, as the same may be amended or modified from time to time); and

(e)     guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the immediately preceding clauses (a), (b), (c) and (d), whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States, in each case whether outstanding on the date of this Second Supplemental Indenture or arising thereafter, and other than obligations Ranking on a Parity with the Notes or Ranking Junior to the Notes.

Notwithstanding the foregoing, and for the avoidance of doubt, if the FRB (or other successor regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term ‘‘general creditors’’ as used herein shall have the meaning as described in that rule or interpretation.

“Spread” shall have the meaning set forth in Section 2.05(b) hereof.

“Successor Base Rate” shall have the meaning set forth in the definition of “LIBOR”.

“Tax Event” means the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the Issue Date, there is more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purpose.

“Trustee” means the Person named as the “Trustee” in the first paragraph hereof until a successor Person shall have become such pursuant to the applicable provisions of the Base Indenture, and thereafter “Trustee” shall mean such successor Person.

The terms “Company” and “Base Indenture” shall have the respective meanings set forth in the recitals to this Second Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01    Designation and Principal Amount. There is hereby established and authorized a series of Securities designated as the “5.900% Fixed‑to‑Fixed Rate Subordinated Notes due 2029” (the “Notes”) having an initial aggregate principal amount of $300,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08 or 2.10 of the Base Indenture and except for Notes which, pursuant to Section 2.02 of the Base Indenture, are deemed to never have been authenticated and delivered under the Base Indenture). The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Sections 2.01 and 2.02 of the Base Indenture.

Section 2.02     Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is February 7, 2029 (the “Maturity Date”).

Section 2.03     Form, Payment and Appointment. Except as provided in Sections 2.07, 2.08 and 2.10 of the Base Indenture, the Notes will be issued only in book-entry form. Principal of and interest on the Notes will be payable in global form without interest coupons registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the Holder of such Global Note (as hereafter defined). The principal of any certificated Notes will be payable at the office or agency of the Company maintained for such purpose in New York, New York, which shall initially be the principal office of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

The Security Registrar, Authenticating Agent and Paying Agent for the Notes shall initially be the Trustee.

The Notes will be issuable and may be transferred only in denominations of $2,000 or any amount in excess thereof that is an integral multiple of $1,000. The specified currency of the Notes shall be U.S. Dollars.

The Notes shall not be issued in bearer form and shall be issued only against payment in immediately available funds.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Base Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Base Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.04     Global Note. The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary. Neither the Trustee nor any Paying Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.05     Interest. (a) Interest payable on any Interest Payment Date or the Maturity Date with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of February 7, 2019 (the “Issue Date”), if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or Maturity Date, as the case may be.

(b)     Subject to any redemption prior to the Maturity Date, the Notes will bear interest (i) from and including the Issue Date to, but excluding, the Reset Date, at a rate of 5.900% per annum and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum equal to 3.379% (the “Spread”) above the 5‑Year Mid-Swap Rate. Interest accrued on the Note will be payable semi-annually in arrears on February 7 and August 7 of each year, commencing on August 7, 2019 (each, an “Interest Payment Date”). The interest accrued on the Notes will be paid to each holder in whose name a Note is registered at the close of business on January 23 and July 23 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date.

(c)     The Trustee shall be the initial Calculation Agent for the Notes. In the event that the 5-Year Mid-Swap Rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the Company will become the Calculation Agent and will promptly notify the Trustee of (i) the Successor Base Rate and (ii) any changes to the (a) the Business Day convention, (b) the definition of Business Day and (c) any method for obtaining the Successor Base Rate and (iii) any adjustments to the Successor Base Rate or the Spread.

(d)     Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(e)    In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to, and shall be due on, the next succeeding day which is a Business Day with the same force and effect as if such payment was made on the originally scheduled Interest Payment Date (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(f)     In the event that the Maturity Date falls on a day that is not a Business Day with the same force and effect as if such payment was made on the originally scheduled Maturity Date, then the related payments of principal, premium, if any, and interest may be made, and shall be due on, on the next succeeding day that is a Business Day (and no additional interest will accrue on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

(g)    Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such Defaulted Interest may be paid by the Company, either to the holder in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner deemed practicable by the Trustee.

Section 2.06    Transfer and Exchange. Section 2.07 of the Base Indenture shall be applicable to the Notes. In addition, in connection with any transfer or exchange of any Notes, a Holder, as a transferor of any Note, or the Depositary, shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045.  The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information

Section 2.07     No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund and any provision of the Base Indenture relating to a sinking fund shall not be applicable to the Notes.

Section 2.08     Defeasance. Section 8.05 and 8.06 of the Base Indenture shall be applicable to the Notes. However, and in addition, any defeasance of the Notes pursuant to the Base Indenture shall be subject to the Company obtaining the prior approval of the FRB and any additional requirements that the FRB may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the date of this Second Supplemental Indenture, the FRB does not require that defeasance of instruments be subject to FRB approval in order for the instrument to be accorded Tier 2 Capital treatment, then no such approval of the FRB will be required for such defeasance.

Section 2.09     Satisfied and Discharged. Section 8.01 of the Base Indenture shall be applicable to the Notes.

Section 2.10    Additional Issuances. The Company may from time to time, without notice to, or the consent of, the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series of Notes and have the same terms as to status, redemption or otherwise as the notes; provided, however, that a separate CUSIP number shall be issued for any such additional notes unless the notes are fungible for U.S. federal income tax purposes, subject to the procedures of DTC.

ARTICLE 3
REDEMPTION

The following redemption provisions shall apply to the Notes.

Section 3.01     Applicability of Article. (a) The Company may, at its option, on the Reset Date (but not prior thereto except as provided in paragraph (b) below), redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Reset Date. Any redemption pursuant to this paragraph (a) is subject to the prior approval of the FRB and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the FRB specifically applicable to the redemption of the Notes.

(b)     The Company may also, at its option, redeem the Notes before the Maturity Date, in whole but not in part, at any time within 90 days following the occurrence of (i) a Regulatory Capital Treatment Event, (ii) a Tax Event, or (iii) the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption pursuant to this paragraph (b) is subject to the prior approval of the FRB and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the FRB specifically applicable to the redemption of the Notes.

(c)     The Notes will not be redeemable at the option of the Company except as set forth in this Article 3. Notice of redemption shall be given in accordance with Article 3 of the Base Indenture. Notice of redemption of the Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. Notwithstanding the foregoing, or any provisions contained in the Base Indenture to the contrary, any notice of redemption (and the making of any redemption payment) may be conditional at the Company’s discretion on one or more condition(s) precedent, and, the redemption date (and the making of any redemption payment) may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Company if the Company determines that such condition(s) will not be satisfied. If any such conditions precedent have not been satisfied, then we shall provide written notice thereof to the Trustee prior to the close of business on the Redemption Date in the same manner in which the notice of redemption was given.

(d)     The Notes are not subject to redemption or prepayment at the option of the Holders of the Notes.

(e)    To the extent not inconsistent with the foregoing paragraphs (a) through (e) above, Article 3 of the Base Indenture shall apply to any redemption hereunder.

(f)    The Trustee shall be entitled to rely upon an Officers’ Certificate and an Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent to any redemption of Notes pursuant to this Article 3, and such evidence shall be conclusive and binding upon Holders of Notes.

ARTICLE 4
SUBORDINATION

The following subordination provisions shall apply to the Notes.

Section 4.01     Notes Subordinate to Senior Debt. The Company covenants and agrees that anything herein or the Notes to the contrary notwithstanding, the indebtedness evidenced by the Notes is subordinate and junior in right of payment to all Senior Debt to the extent provided herein, and each Holder of Notes, by such Holder’s acceptance of such Notes, likewise covenants and agrees to the subordination provided for in this Article 4 and shall be bound by the provisions herein. Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

In the event of:

(a)     any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to the Company or its property,

(b)     any proceeding for the liquidation, dissolution, or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings,

(c)     any assignment by the Company for the benefit of creditors, or

(d)     any other marshalling of the assets of the Company,

all obligations with respect to all Senior Debt shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to any Holder of the Notes on account of the principal or interest on the Notes. Only after payment in full of all amounts owing with respect to Senior Debt shall the Holders of the Notes, together with holders of any obligations of the Company Ranking on a Parity with the Notes, be entitled to be paid from any remaining assets of the Company on account of the principal of, or unpaid interest on, the Notes. Any payment or distribution, whether in cash, securities, or other property (other than securities of the Company or any other Person provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest on such Senior Debt accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Notes, together with the holders of any obligations of the Company ranking on a parity with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Notes and such other obligations.

In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities, or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect of such Senior Debt under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms herein, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of the Trustee or any Holder of the Notes to endorse or assign any such payment, distribution, or security, each holder of Senior Debt is irrevocably authorized to endorse or assign the same.

No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by the Notes by any act or failure to act on the part of the Company. Nothing contained herein shall impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay to such Holders the principal of, (and premium, if any), and interest on, such Notes or prevent the Trustee or the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or under the Base Indenture or this Second Supplemental Indenture upon a default or Event of Default, all subject to the rights of the holders of the Senior Debt to receive cash, securities, or other property otherwise payable or deliverable to the Holders.

Senior Debt shall not be deemed to have been paid in full unless the holders shall have received cash, securities, or other property equal to the amount of such Senior Debt then outstanding. Upon the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the indebtedness evidenced by the Notes shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities, or other property which otherwise would be paid or distributed to the holders of Senior Debt shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and such Holders, on the other hand, be deemed to be a payment by the Company on account of Senior Debt, and not on account of the Notes.

The Trustee and Holders will take such action (including, without limitation, the delivery of this Second Supplemental Indenture to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect to this Second Supplemental Indenture) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

The provisions of this Section 4.01 shall not impair any rights, interests, remedies, or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions herein.

Section 4.02     No Payment When Senior Debt in Default. (a) In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on, any Senior Debt beyond any applicable grace period with respect to such Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or the trustee or agent on behalf of the holders of such Senior Debt) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) shall be made by the Company on account of the principal of, or any premium or interest on, the Notes or on account of the purchase or other acquisition of Notes.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holders prohibited by the foregoing provisions of this Section 4.02 and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered to the Company or to the holders of Senior Debt.

Section 4.03     Trustee and Holders of Notes May Rely on Certificate of Liquidating Agent; Trustee May Require Further Evidence as to Ownership of Senior Debt; Trustee Not Fiduciary to Holders of Senior Debt. Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Holders shall be entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount of or payable on and the amount or amounts paid or distributed on such

Senior Debt or other indebtedness, and all other facts pertinent to such Senior Debt or other indebtedness or to this Article 4. In the absence of any such bankruptcy trustee, receiver, assignee, or other Person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself or herself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Debt (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payments or distributions pursuant to this Article 4, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished, the Trustee may offer any payment to such Person pending judicial determination as to the right of such Person to receive payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

Section 4.04     Payment Permitted If No Default. Nothing contained in this Article 4 or elsewhere herein, or the Notes, shall prevent (a) the Company at any time, except during the pendency of a Proceeding or under the conditions specified in Section 4.02, from making payments of the principal of, or interest on, the Notes or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to payments of the principal of or interest on the Notes, if, at the time of such deposit, the Trustee or such Paying Agent, as the case may be, did not have the written notice provided for in Section 4.05 of any event prohibiting the making of such deposit, or if, at the time of such deposit (whether or not in trust) by the Company with the Trustee or any Paying Agent (other than the Company) such payment would not have been prohibited by the provisions of this Article, and the Trustee or any Paying Agent shall not be affected by any notice to the contrary received by it on or after such date.

Section 4.05     Trustee Not Charged with Knowledge of Prohibition. Anything in this Article 4 or elsewhere contained herein to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of money to or by the Trustee and shall be entitled conclusively to assume that no such facts exist and that no event specified in Section 4.01 or Section 4.02 has happened, until the Trustee shall have received an Officers’ Certificate at least three Business Days prior to the date on which any payment should be made, to that effect or notice in writing to that effect signed by or on behalf of the holder or holders, or their representatives, of Senior Debt who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Debt shall be outstanding. The Company shall give prompt written notice to the Trustee and to the Paying Agent of any facts which would prohibit the payment of money to or by the Trustee or any Paying Agent.

Section 4.06     Trustee to Effectuate Subordination. Each Holder of the Notes by such Holder’s acceptance authorizes and directs the Trustee in such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Debt as provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

Section 4.07     Rights of Trustee as Holder of Senior Debt. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at the time be held by it, to the same extent as any other holder of Senior Debt; provided that nothing in this Article shall deprive the Trustee of any rights as such holder and provided further that nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Base Indenture.

Section 4.08     Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Base Indenture with respect to the Notes, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article in addition to or in place of the Trustee, provided, however, that Sections 4.05 and 4.07 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

Section 4.09     Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions, and covenants hereto, regardless of any knowledge which any such holder may have or be otherwise charged with. The holders of Senior Debt may, at any time or from time to time and in their absolute discretion, change the manner, place, or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Debt, or amend or supplement any instrument pursuant to which any such Senior Debt is issued or by which it may be secured, or release any security, or exercise or refrain from exercising any other of their rights under the Senior Debt, including, without limitation, the waiver of default, all without notice to or assent from the Holders of the Notes or the Trustee and without affecting the obligations of the Company, the Trustee, or the Holders of the Notes under this Article.

Section 4.10     Modification of Subordination Provisions. Anything contained herein or in the Base Indenture to the contrary notwithstanding, no modification or amendment and no supplemental indenture shall modify the subordination provisions of this Article 4 in a manner that would adversely affect the holders of Senior Debt.

Section 4.11     Application of Money Collected. With respect to the Notes, notwithstanding Section 6.03 of the Base Indenture, any monies collected by the Trustee pursuant to Article 6 of the Base Indenture in any Proceeding shall be applied in the following order (but otherwise in accordance with Section 6.03 of the Base Indenture):

FIRST: To the payment of all amounts due the Trustee under Section 7.07 of the Base Indenture;

SECOND: To the payment of amounts then due and unpaid to the holders of Senior Debt, to the extent required by this Article 4; and

THIRD: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and any premium and interest, respectively.

Section 4.12     Subordination Provisions of Base Indenture. To the extent not inconsistent with the foregoing Sections 4.01 through 4.11, the provisions of Article 11 of the Base Indenture shall apply to the Notes as if “Senior Indebtedness” thereunder were “Senior Debt” hereunder.

Section 4.13 Ranking of Certain Existing Indebtedness. In connection with this Article 4, the Notes shall be:

(i)“Ranking on a Parity with the Notes” (as such phrase is defined herein and under that certain Indenture dated as of December 7, 2015 (as supplemented by a First Supplemental Indenture dated as of December 15, 2015 and as the same may be modified, amended or supplemented from time to time) by and between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the issuance of those certain 5.75% Fixed-to-Floating Subordinated Notes due 2025 issued by the Issuer (the “Existing Subordinated Notes”) and that, in connection with a Proceeding, the Notes and the Existing Subordinated Notes shall rank pari passu in right of payment and equally with one another such that any cash, assets or other proceeds distributable to the holders of the Notes and the Existing Subordinated Notes in connection with, or arising out of, any Proceeding shall be applied to the Notes and the Existing Subordinated Notes pro rata in accordance with the aggregate amount of outstanding and unpaid principal of, (premium, if any) and interest on, each of the Notes and the Existing Subordinated Notes;

(ii)    subordinated in ranking and right of payment in any Proceeding to those certain 3.125% Senior Notes due 2022 issued by the Issuer pursuant to that certain Senior Indenture dated as of February 13, 2012 (and as the same may be modified, amended or supplemented from time to time) by and between the Issuer and The Bank of New York Mellon Trust Company, N.A. and such 3.125% Senior Notes due 2022 shall constitute “Senior Debt” for purposes of this Article 4; and

(iii)    senior in ranking and right of payment in any Proceeding to those certain Junior Subordinated Debt Securities due June 15, 2035 issued by Banking Corporation of Florida (as a predecessor entity of the Issuer, “BCF”)) pursuant to that certain Indenture dated April 19, 2005 (and as the same may be modified, amended or supplemented from time to time, the “Junior Indenture”) between BCF and JPMorgan Chase Bank, National Association and, as such, the Notes shall constitute “Senior Indebtedness” under and as defined in the Junior Indenture.

ARTICLE 5
EVENTS OF DEFAULT

Section 5.01     Specification of Events of Default. (a) Notwithstanding the terms of the Base Indenture, the following shall constitute the sole “Events of Default” with respect to the Second Supplemental Indenture and the Notes:

(1)the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days; or

(2)the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such law; or

(3)the appointment of a receiver, conservator or similar official for the Company’s principal banking subsidiary (which, for the avoidance of doubt, as of the date of this Second Supplemental Indenture, is Synovus Bank).

(b)    Notwithstanding the second paragraph of Section 6.01 of the Base Indenture, upon the occurrence of an Event of Default as set forth above, all outstanding principal of, and all accrued but unpaid interest, and premium, if any, on, the Notes, shall become automatically and immediately due and payable, without any declaration or other action on the part of the Trustee or other Holders of Notes.

(c)    Pursuant to this Section 5.01, only upon the occurrence of an Event of Default described in paragraph (a) of this Section 5.01 shall all outstanding Notes become automatically due and payable. Except solely upon the occurrence of such an Event of Default, the Trustee and/or the Holders of Notes shall have no right to declare the principal of, and any accrued but unpaid interest, and premium, if any, on, the Notes, to be immediately due and payable.

(d)    In addition to the circumstances described in Section 6.02(b) of the Base Indenture, the Trustee, in its own name and as trustee, shall be entitled and empowered to institute actions or proceedings at law or in equity to seek remedies for the failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company applicable to the Notes, and the continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding (such failure and the continuance thereof after notice referred to herein as a “Covenant Breach”).

(e)    The provisions of Section 6.05 of the Base Indenture shall be applicable to the default in payment of the principal of, and/or accrued interest on, the Notes and, in the case of interest payments, the continuance of such default for 30 days as described in Section 6.02(a) of the Base Indenture (such a default referred to herein as a “Payment Default”) and to any Covenant Breach.

(f)    The provisions of Section 6.07(b) and 6.08 shall be applicable to any Payment Default or Covenant Breach in addition to the occurrence of any Event of Default.

(g)    To the extent not inconsistent with the foregoing, the provisions of Article 6 of the Base Indenture shall apply to the Notes. Any references in Article 7 of the Base Indenture to the Trustee’s knowledge of, or actions taken or to be taken by the Trustee in connection with, a “Default” or “Event of Default” shall also, for purposes of this Second Supplemental Indenture, apply to the Trustee’s knowledge of, and actions taken or to be taken by the Trustee in connection with, a Payment Default or a Covenant Breach.

ARTICLE 6
SUCCESSOR CORPORATION

Article 5 of the Base Indenture shall be applicable to the Notes; provided, however, that, as an additional condition to any consolidation, merger, sale, conveyance, lease or other disposition of all or substantially all of its property and assets permitted thereunder, no Event of Default, and no Event of Default which, after notice or lapse of time or both, would become an Event of Default, would occur and be continuing by reason of such transaction.

ARTICLE 7
FORM OF NOTES

Section 7.01     Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 8
ISSUE OF NOTES

Section 8.01     Original Issue of Notes. Notes having an aggregate principal amount of $300,000,000 may from time to time, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.02 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

Section 8.02     Further Issues of Notes. The Company may from time to time, without notice to or the consent of the Holders of the Notes, create and issue further notes ranking pari passu with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

ARTICLE 9
IMMUNITY OF STOCKHOLDERS, EMPLOYEES,
AGENTS, OFFICERS AND DIRECTORS

Section 9.01     Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor corporation; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Second Supplemental Indenture and the issuance of the Notes.

ARTICLE 10
MISCELLANEOUS

Section 10.01     Ratification of Indenture. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. However, to the extent any provisions of this Second Supplemental Indenture conflicts with the provisions of the Base Indenture, the provisions of this Second Supplemental Indenture shall govern and be controlling.

Section 10.02     Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

Section 10.03     New York Law to Govern. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.04.    New York Courts Jurisdiction and Waiver of Trial by Jury. To the fullest extent permitted by applicable law, the Company and the Trustee and each Holder of Notes by its acceptance thereof hereby irrevocably submit to the non‑exclusive jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York in any suit, action or proceeding based on or arising out of or relating to this Second Supplemental Indenture or any Notes and irrevocably agrees that all claims in respect of such suite or proceeding may be determined in any such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in any inconvenient forum. The parties agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any courts to the jurisdiction to which each party is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.05     Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.06        Amendments. This Second Supplemental Indenture may be amended in accordance with Article 9 of the Base Indenture; provided, however, that: (a) the following additional amendments shall require the consent of each Holder affected thereby in addition to those set forth in the second paragraph of Section 9.02 of the Base Indenture;

(i)    change the place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

(ii)    impair the right to institute suit for the enforcement of any payment on or after the Maturity Date or, in the case of redemption, on or after the redemption date;

(iii)    change or waive the repayment provisions of the Notes or decrease the premium, if any, or change the dates of redemption upon which Notes may be redeemed;

(iv)    modify the provisions of Article 4 hereof in a manner adverse to the Holders of Notes; and

(b)    the Second Supplemental Indenture may be amended without the consent of the Holders to conform this Second Supplemental Indenture to the terms and conditions of the Prospectus Supplement dated February 7, 2019 to the Prospectus dated July 18, 2013 pursuant to which the Notes were offered for sale.

Section 10.07     Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of signature pages duly executed and delivered by the parties hereto by facsimile or .pdf via email transmission shall constitute effective execution and delivery of this Second Supplemental Indenture.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first written above.

SYNOVUS FINANCIAL CORP., as Company

By:	/s/ Kevin S. Blair
	Name:	Kevin S. Blair
	Title:	Senior Executive Vice President, Chief
Operating Officer and Interim Chief
Financial Officer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
	Name:	Karen Yu
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

GLOBAL NOTE

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND A GLOBAL NOTE AS DEFINED IN THE SECOND SUPPLEMENTAL INDENTURE THERETO DATED AS OF FEBRUARY 7, 2019 AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL OR OTHER GOVERNMENTAL AGENCY.

SYNOVUS FINANCIAL CORP.

5.900% Fixed-to-Fixed Rate Notes due 2029

	ISIN: US87161CAM73	CUSIP: 87161CAM7

No. R-_		$___________________

Synovus Financial Corp., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns the principal sum of _______________ MILLION DOLLARS on February 7, 2029 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon, as hereinafter set forth.

Subject to any redemption prior to the Maturity Date, this Note shall bear interest (i) from and including the Issue Date to, but excluding, the Reset Date, at a rate of 5.900% per annum and (ii) from and including the Reset Date to, but excluding, the Maturity Date at a rate per annum equal to 3.379% (the “Spread”) above the 5‑Year Mid-Swap Rate. Interest accrued on this Note will be payable semi-annually in arrears on February 7 and August 7 of each year, commencing on August 7, 2019 (each, an “Interest Payment Date”). Interest accrued on this Note will be paid to each holder in whose name the Note is registered at the close of business on January 23 and July 23 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date.

The Trustee shall be the initial Calculation Agent for the Notes. In the event that the 5-Year Mid-Swap Rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the Company will become the Calculation Agent and will promptly notify the Trustee of (i) the Successor Base Rate and (ii) any changes to the (a) the Business Day convention, (b) the definition of Business Day and (c) any method for obtaining the Successor Base Rate and (iii) any adjustments to the Successor Base Rate or the Spread.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event that any scheduled Interest Payment Date for this Note falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to, and shall be due on, the next succeeding day which is a Business Day with the same force and effect as if such payment was made on the originally scheduled Interest Payment Date (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

In the event that the Maturity Date falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made, and shall be due on, the next succeeding day that is a Business Day with the same force and effect as if such payment was made on the originally scheduled Maturity Date (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SYNOVUS FINANCIAL CORP.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:
Name:
Title:

REVERSE OF NOTE

SYNOVUS FINANCIAL CORP.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Note”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of December 7, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the Second Supplemental Indenture between the Company and the Trustee (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of February 7, 2019, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law).

All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The Company may, at its option, on the Reset Date (but not prior thereto except as provided below), redeem this Note, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Note to be redeemed plus accrued and unpaid interest to, but excluding, the Reset Date. Any redemption pursuant to this paragraph is subject to the prior approval of the FRB and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the FRB specifically applicable to the redemption of the Notes.

The Company may also, at its option, redeem this Note before the Maturity Date, in whole but not in part, at any time within 90 days following the occurrence of (i) a Regulatory Capital Treatment Event, (ii) a Tax Event, or (iii) the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Note to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption pursuant to this paragraph is subject to the prior approval of the FRB and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the FRB specifically applicable to the redemption of the Notes.

This Note will not be redeemable at the option of the Company except as set forth above and in Article 3 of the Second Supplemental Indenture. Notice of redemption shall be given in accordance with Article 3 of the Base Indenture. Notice of redemption of this Note shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Any notice of redemption may be conditional at the Company’s discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Company if the Company determines that such condition(s) will not be satisfied.

The Notes are not subject to redemption or prepayment at the option of the Holders of the Notes. The Notes are not entitled to the benefit of any sinking fund.

If one or more of the Events of Default identified in Article 5 of the Second Supplemental Indenture with respect to Notes shall occur and be continuing, the principal of the Notes shall become immediately due and payable in the manner and with the effect provided in the Indenture. Except solely upon the occurrence of such Events of Default specified in Article 5 of the Second Supplemental Indenture, the Trustee and/or the Holders of Notes shall have no right to declare the Notes, and any accrued but unpaid interest, and premium, if any, on the Notes, to be immediately due and payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE

STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)
Your Name:

Date:

Signature Guarantee:	*

______________________________________
* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

 SCHEDULE OF INCREASES OR DECREASES IN

The initial principal amount of this Note is $___________. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee